EX. 99.28(m)(1)(iii)

Amendment to

Jackson Variable Series Trust

Amended and Restated Distribution Plan

This Amendment is made by the Jackson Variable Series Trust (formerly, Curian Variable Series Trust), a Massachusetts business trust (the “Trust”), to its Amended and Restated Distribution Plan dated July 1, 2017 (the “Plan”).

Whereas, the Plan was adopted by the Trust on behalf of the funds listed on Schedule A to the Plan, in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Whereas, the Board of Trustees of the Trust (the “Board”) approved the following fund mergers and fund name changes for certain funds, as outlined below, effective August 13, 2018 (collectively, the “Fund Changes”):

Fund Mergers

1) JNL Real Asset Fund to merge into the JNL/PIMCO Real Return Fund of JNL Series Trust; and
2) JNL Interest Rate Opportunities Fund to merge into the JNL Conservative Allocation Fund.

Fund Name Changes

1) JNL/PIMCO Credit Income Fund change to JNL/PIMCO Investment Grade Corporate Bond Fund;
2) JNL Tactical ETF Moderate Fund change to JNL iShares Tactical Moderate Fund;
3) JNL Tactical ETF Moderate Growth Fund change to JNL iShares Tactical Moderate Growth Fund; and
4) JNL Tactical ETF Growth Fund change to JNL iShares Tactical Growth Fund;

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Trust has agreed to amend Schedule A of the Plan, effective August 13, 2018, to update the list of funds to remove the merged funds, and to update the fund names.

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust agrees to amend the Plan as follows:

1)	Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A, dated August 13, 2018, attached hereto.

2)	Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Trust has caused this Amendment to be executed and effective as of August 13, 2018.

Jackson Variable Series Trust

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated August 13, 2018

Fund	Class	Maximum 12b-1 Fee[1]
JNL Conservative Allocation Fund	Class A Class I	0.30% None
JNL Institutional Alt 100 Fund	Class A Class I	0.30% None
JNL Moderate Allocation Fund	Class A Class I	.30% None
JNL iShares Tactical Growth Fund	Class A Class I	.30% None
JNL iShares Tactical Moderate Fund	Class A Class I	0.30% None
JNL iShares Tactical Moderate Growth Fund	Class A Class I	.30% None
JNL/American Funds® Global Growth Fund	Class A Class I	0.30% None
JNL/American Funds® Growth Fund	Class A Class I	0.30% None
JNL/AQR Risk Parity Fund	Class A Class I	0.30% None
JNL/BlackRock Global Long Short Credit Fund	Class A Class I	0.30% None
JNL/DFA U.S. Small Cap Fund	Class A Class I	0.30% None
JNL/DoubleLine® Total Return Fund	Class A Class I	0.30% None
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	Class A Class I	0.30% None
JNL/Epoch Global Shareholder Yield Fund	Class A Class I	0.30% None
JNL/FAMCO Flex Core Covered Call Fund	Class A Class I	0.30% None
JNL/Lazard International Strategic Equity Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Currency Fund	Class A Class I	0.30% None
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	Class A Class I	0.30% None
JNL/Nicholas Convertible Arbitrage Fund	Class A Class I	0.30% None
JNL/PIMCO Investment Grade Corporate Bond Fund	Class A Class I	0.30% None
JNL/PPM America Long Short Credit Fund	Class A Class I	0.30% None
JNL/T. Rowe Price Capital Appreciation Fund	Class A Class I	0.30% None
JNL/The Boston Company Equity Income Fund	Class A Class I	0.30% None
JNL/The London Company Focused U.S. Equity Fund	Class A Class I	0.30% None

A-1

Fund	Class	Maximum 12b-1 Fee[1]
JNL/VanEck International Gold Fund	Class A Class I	0.30% None
JNL/WCM Focused International Equity Fund	Class A Class I	0.30% None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-2